                                                                    Exhibit 4.12

================================================================================
 ------------------------------------------------------------------------------

                            UNITS PURCHASE AGREEMENT



                         WESTERN MICRO TECHNOLOGY, INC.



                               SEPTEMBER 19, 1997


 -----------------------------------------------------------------------------
===============================================================================

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
ARTICLE I - DEFINITIONS....................................................  1
     SECTION 1.1      Definitions..........................................  1
     SECTION 1.2      Accounting Terms.....................................  5

ARTICLE II - AUTHORIZATION AND SALE OF UNITS...............................  5
     SECTION 2.1      Authorization of Units...............................  5
     SECTION 2.2      Purchase and Sale of Units...........................  5
     SECTION 2.3      The Closing..........................................  5
     SECTION 2.4      Expenses.............................................  5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  6
     SECTION 3.1      Organization, Standing, etc..........................  6
     SECTION 3.2      Authorization and Execution..........................  6
     SECTION 3.3      Governmental Authorizations..........................  6
     SECTION 3.4      Non-Contravention....................................  7
     SECTION 3.5      Capitalization.......................................  7
     SECTION 3.6      Litigation...........................................  8
     SECTION 3.7      Investment Company...................................  8
     SECTION 3.8      SEC Reports; Financial Statements; Private Placement
                      Memorandum...........................................  9
     SECTION 3.9      No Material Adverse Changes, etc..................... 10
     SECTION 3.10     Title to Properties; Encumbrances; Leases............ 10
     SECTION 3.11     Tax Matters.......................................... 10
     SECTION 3.12     Permits and Other Operating Rights................... 11
     SECTION 3.13     Labor Difficulties................................... 11
     SECTION 3.14     Environmental Matters................................ 11
     SECTION 3.15     Insurance............................................ 11
     SECTION 3.16     Transactions with Affiliates......................... 12
     SECTION 3.17     Finders or Brokers................................... 12
     SECTION 3.18     Solicitation......................................... 12
     SECTION 3.19     Registration Rights.................................. 12
     SECTION 3.20     Disclosure........................................... 12
     SECTION 3.21     ERISA................................................ 12
     SECTION 3.22     Stabilization........................................ 13
     SECTION 3.23     Intellectual Property................................ 13
     SECTION 3.24     Accounting Controls.................................. 13

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASERS.................. 13
     SECTION 4.1      Private Placement.................................... 13


                                                                            Page
                                                                            ----

ARTICLE V - DELIVERIES BY THE COMPANY...................................... 16
     SECTION 5.1........................................................... 16

ARTICLE VI - DELIVERIES BY THE PURCHASERS.................................. 16
     SECTION 6.1........................................................... 16

ARTICLE VII - COVENANTS.................................................... 16
     SECTION 7.1      Furnishing of Information............................ 16
     SECTION 7.2      Use of Proceeds...................................... 17
     SECTION 7.3      Legends; Opinions Requirement........................ 17
     SECTION 7.4      Register of Securities............................... 18
     SECTION 7.5      Removal of Legend.................................... 18
     SECTION 7.6      Rule 144............................................. 19
     SECTION 7.7      Nasdaq............................................... 19
     SECTION 7.8      Right to Nominate a Member of the Board of Directors. 19

ARTICLE VIII - MISCELLANEOUS............................................... 19
     SECTION 8.1      Notices.............................................. 19
     SECTION 8.2      Amendment; Waiver.................................... 20
     SECTION 8.3      Survival of Representations and Warranties........... 20
     SECTION 8.4      Severability......................................... 21
     SECTION 8.5      Successors and Assigns............................... 21
     SECTION 8.6      Entire Agreement..................................... 21
     SECTION 8.7      Choice of Law........................................ 21
     SECTION 8.8      Counterparts......................................... 21
     SECTION 8.9      Arbitration.......................................... 21

                               TABLE OF EXHIBITS


 Exhibit
 -------

   A    Form of Certificate of Designation

   B    Form of Common Stock Purchase Warrant

   C    Form of Confidential Purchaser Questionnaire

   D    Form of Registration Rights Agreement

   E    Form of Subscription Agreement

                           UNITS PURCHASE AGREEMENT
                           ------------------------

     THIS UNITS PURCHASE AGREEMENT, dated as of September 19, 1997, by and among WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "COMPANY"), and the
                                                             -------
Purchasers who have executed Subscription Agreements,

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company proposes to sell, and the Purchasers desire to purchase, Units issued by the Company,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE
                                  DEFINITIONS
                                  -----------

     SECTION 1.1 DEFINITIONS.  As used in this Agreement, and unless the
                 -----------
context requires a different meaning, the following terms have the meanings indicated:

     "AFFILIATE" means, with respect to any Person, any Person that, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Agreement, as the same may be amended in accordance
      ---------
with its terms.

     "BALANCE SHEET" means the unaudited condensed consolidated balance sheet of
      -------------
the Company and its Subsidiaries as of June 30, 1997.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on
      ------------
which commercial banks in the City of New York, Borough of Manhattan, are authorized, required or permitted by law to close.

     "CAPITAL STOCK" of any Person means any and all shares, interests,
      -------------
participations or other equivalents (however designated) of capital stock and warrants, options and similar rights to acquire such capital stock.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and
      ------
Liability Act of 1980, as amended.

     "CERTIFICATE OF DESIGNATION" means the Certificate of Designation for the
      --------------------------
Series A Preferred Stock, substantially in the form of EXHIBIT A hereto.

     "CLOSING" and "CLOSING DATE" have the meanings set forth in SECTION 2.3
      -------       ------------
hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.
      ----

     "COMMISSION" means the Securities and Exchange Commission or any successor
      ----------
thereto.

     "COMMON STOCK" means the common stock, par value $0.01 per share, of the
      ------------
Company.

     "COMMON STOCK PURCHASE WARRANT" means a warrant exercisable to purchase
      -----------------------------
shares of Common Stock, substantially in the form of EXHIBIT B hereto.

     "COMMON WARRANTS" means Common Stock Purchase Warrants.
      ---------------

     "CONFIDENTIAL PURCHASER QUESTIONNAIRE" means the Confidential Purchaser
      ------------------------------------
Questionnaire executed by each Purchaser, in the form attached as EXHIBIT C hereto.

     "ENVIRONMENTAL LAWS" means all laws and regulations relating to pollution
      ------------------
or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations of the Commission thereunder.

     "FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 3.8
      --------------------
hereof.

     "GOVERNMENTAL BODY" means any Federal, state, municipal, local or other
      -----------------
governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.

     "INTELLECTUAL PROPERTY RIGHTS" means all intellectual and other intangible
      ----------------------------
property, including without limitation, all copyrights, computer programs, know-how, patents, service marks and trademarks, whether registered or not.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or
      ----
charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any other person except account debtors, any filing or agreement to file a financing statement as debtor under the

Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third party of property leased to the Company or its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement).

     "MATERIAL ADVERSE EFFECT" shall have the meaning provided in SECTION 3.1
      -----------------------
hereof.

     "PERMIT" means all permits, licenses, orders, approvals, franchises,
      ------
registrations and any other authorizations of any Governmental Body.

     "PERSON" means an individual or a corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PLACEMENT AGENT" means Fahnestock & Co. Inc.
      ---------------

     "PLACEMENT AGENT AGREEMENT" means the Placement Agent Agreement, dated
      -------------------------
August 1, 1997, as amended, by and between the Company and the Placement Agent.

     "PLACEMENT AGENT WARRANT" means the warrant to be issued at the Closing to
      -----------------------
the Placement Agent to purchase such number of shares of Common Stock equal to five percent (5%) of the aggregate number of Shares sold by the Company pursuant to this Agreement, in the form mutually agreed on by the Placement Agent and the Company.

     "PLAN" means (i) any "employee benefit plan" within the meaning of section
      ----
3(3) of ERISA, (ii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, other stock-based, severance, parachute, change in control, retainer, consulting, health, welfare or incentive plan, agreement or arrangement, whether legally binding or not, (iii) any plan or policy providing for "fringe benefits" to employees, including but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, or (iv) any employment agreement.

     "PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of
      ---------------
the Company.

     "PRIVATE PLACEMENT MEMORANDUM" means the Private Placement Memorandum of
      ----------------------------
the Company with respect to the offering of the Units dated September 11, 1997 (together with any exhibits thereto), as it may be amended or supplemented.

     "PURCHASER" means each Person (other than the Company) who executes a
      ---------
counterpart of this Agreement, either directly or by execution of a Subscription Agreement.

     "REQUIREMENT OF LAW" means any statute, law, ordinance, rule, regulation,
      ------------------
order, decree, judicial or administrative decision or directive.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement
      -----------------------------
among the Company and each Purchaser, of even date herewith, substantially in the form attached as EXHIBIT D hereto.

     "RESTRICTED SECURITIES" means Shares or shares of Common Stock into which
      ---------------------
the Shares are convertible, or Common Warrants or shares of Common Stock receivable upon exercise of the Common Warrants, which may not be publicly sold or transferred without registration under the Securities Act.

     "SEC REPORTS" means all forms, reports and documents filed by the Company
      -----------
with the Commission pursuant to the Securities Act and the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Commission thereunder.

     "SERIES A PREFERRED STOCK" means the Series A Preferred Stock of the
      ------------------------
Company, having terms substantially as set forth in the Certificate of Designation.

     "SHARES" means shares of the Series A Preferred Stock.
      ------

     "SHELF REGISTRATION" has the meaning set forth in the Registration Rights
      ------------------
Agreement.

     "STATE" means each of the states of the United States, the District of
      -----
Columbia and the Commonwealth of Puerto Rico.

     "SUBSCRIPTION AGREEMENT" means a Subscription Agreement executed by the
      ----------------------
Company and a Purchaser, substantially in the form attached as EXHIBIT E hereto.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other
      ----------
entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TAXES" means all taxes of any kind, including, without limitation, those
      -----
on, or measured by or referred to as income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, ad valorem, import or export duties, sales, use, transfer, registration, value added, alternative, estimated or any other tax of any kind whatsoever, including any interest, penalty, fine or addition thereto, whether disputed or not, of any Governmental Body.

     "TAX RETURNS" means any report, return, estimate, declaration, information
      -----------
return or statement of any nature (including any amendments thereto) filed or required to be filed with a Governmental Body by the Company and its Subsidiaries with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company and its Subsidiaries.

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Common
      ---------------------
Stock Purchase Warrant, the Registration Rights Agreement, the Placement Agent Agreement, the Placement Agent Warrant, the Subscription Agreements and the Investor Questionnaires, and any other instrument, certificate, agreement or other document executed or delivered in connection with any such document.

     "UNITS" means the Units issued and sold pursuant to this Agreement, each
      -----
Unit consisting of two shares of Series A Preferred Stock and one Common Stock Purchase Warrant.

     SECTION 2.1. ACCOUNTING TERMS.  All accounting terms used herein and not
                  ----------------
expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles applied on a consistent basis.


                                  ARTICLE II
                        AUTHORIZATION AND SALE OF UNITS
                        -------------------------------

     SECTION 2.2  AUTHORIZATION OF UNITS.  The Company has authorized the
                  ----------------------
issuance and sale of up to 1,125,250 Units, each Unit consisting of two shares of Series A Preferred Stock having the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Certificate of Designation, and one Common Stock Purchase Warrant.

     SECTION 2.3  PURCHASE AND SALE OF UNITS.  In reliance upon the
                  --------------------------
representations and warranties of the Company contained herein and subject to the satisfaction of the terms and conditions set forth herein, each Purchaser hereby agrees, severally but not jointly, that it will purchase such number of Units as set forth in the Purchaser's Subscription Agreement and, subject to the terms and conditions set forth herein, the Company hereby agrees to sell such Units to such Purchaser. The purchase price shall be $19.25 per Unit (the "PURCHASE PRICE").
---------------

     SECTION 2.3  THE CLOSING.
                  -----------

     (a) The purchase and sale of the Units will take place at one or more closings (each a "CLOSING") at the offices of Fahnestock & Co. Inc., 110 Wall
                  -------
Street, 10th Floor, New York, New York 10005. The date of any Closing is referred to herein as the "CLOSING DATE."
                           ------------

     (b) At the Closing, the Company shall deliver to each Purchaser, against payment of the Purchase Price therefor, a certificate representing the number of Shares and a Common Stock Purchase Warrant, which together form the components of the Units purchased by such Purchaser from the Company. Each such security shall be registered in the name of such Purchaser or such nominee name as the Purchaser shall have designated in writing to the Company.

     SECTION 2.4  EXPENSES.  The Company will pay all expenses of shipping the
                  --------
securities (in each case, including insurance expenses, if any) issued pursuant to this Agreement to such place as any Purchaser shall request. Any Tax on the issuance of any such securities shall be paid by the Company.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to each Purchaser that, except as set forth in the Private Placement Memorandum:

     SECTION 3.1  ORGANIZATION, STANDING, ETC.  Each of the Company and its
                  ----------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of the properties owned or leased by it, or the nature of its activities makes such qualification and good standing necessary, except where the absence of such qualification or good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has all requisite power and
            -----------------------
authority (x) to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, (y) to issue the Series A Preferred Stock and the Common Stock Purchase Warrants, in the manner and for the purpose contemplated by this Agreement and (z) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement or any of the other Transaction Documents.

     SECTION 3.2  AUTHORIZATION AND EXECUTION. The execution, delivery and
                  ---------------------------
performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each Transaction Document constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and limitations imposed upon the specific enforceability of the indemnification provisions in the Registration Rights Agreement under certain circumstances under state or federal law or court decisions concerning indemnification of a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy).

     SECTION 3.3  GOVERNMENTAL AUTHORIZATIONS.  Except for any required filings
                  ---------------------------
pursuant to federal and applicable state securities laws, the execution and delivery by the Company of this Agreement and each other Transaction Document and the issuance of and sale of the Series A Preferred Stock and the Common Stock Purchase Warrants by the Company, do not, and the consummation of the transactions contemplated hereby and thereby will not, require any approval, consent, waiver or authorization of, or filing or registration with, any Governmental

Body or third Person. The Company has made or will make all filings required by federal and applicable state securities laws in connection with the offering of the Units.

     SECTION 3.4  NON-CONTRAVENTION. The Company is not in violation or default
                  -----------------
of any provision of its Articles of Incorporation (including the Certificate of Designation) or By-Laws, nor is any Subsidiary in violation or default of any provision of comparable organizational documents. Neither the Company nor any of its Subsidiaries is in violation or default under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any Requirement of Law applicable to the Company or its Subsidiaries, which violation or default could result in a Material Adverse Effect. To the Company's knowledge neither the Company nor any of its Subsidiaries has received any notification of any asserted past or present failure by the Company or any Subsidiary to comply with any Requirement of Law. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the use of the proceeds from the sale of the Shares) will not contravene or result in any such violation or be in conflict with or constitute a default under (or an event which, with notice or lapse of time, or both would conflict with or constitute or result in a default under) any such provision, instrument, judgment, order, writ, decree, contract or agreement or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

     SECTION 3.5  CAPITALIZATION.
                  --------------

     (a) The authorized Capital Stock of the Company consists of Thirty-Five Million (35,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of Common Stock, of which 4,825,776 shares are issued and outstanding, and Ten Million (10,000,000) shares of Preferred Stock, none of which are issued and outstanding. Upon the issuance of the Shares to the Purchasers, these will be the only shares of Series A Preferred Stock issued and outstanding and having the rights, preferences and privileges specified in the Certificate of Designation and no other shares of Preferred Stock will be then issued and outstanding. The Company has reserved (i) the number of shares of Common Stock equal to the number of Shares to be sold to the Purchasers for issuance upon conversion of the Series A Preferred Stock, (ii) the number of shares of Common Stock to be received by the Purchasers upon exercise of the Common Stock Purchase Warrants, and (iii) the number of shares of Common Stock equal to ten percent (10%) of the number of Units to be sold to the Purchasers, for issuance in connection with the exercise of the Placement Agent Warrant. There are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating the Company to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of the Company, other than the Registration Rights Agreement. No outstanding options, warrants or other securities exercisable for or convertible into shares of Capital Stock of the

Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     (b) The issued and outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The shares of Series A Preferred Stock and the Common Stock Purchase Warrants to be issued pursuant to this Agreement, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Common Stock Purchase Warrants, will be, upon receipt by the Company of the consideration therefor, validly issued, fully paid and nonassessable, free and clear of all Liens, other than any created by the holder thereof, and assuming that the representations and warranties of the Purchasers in Article IV hereof are true and correct, issued in compliance with all applicable federal and state securities laws, as presently in effect.

     (c) The Company's Subsidiaries are Savoir Technology Group, Inc., a Delaware corporation, and Target Solutions, Inc., a California corporation. The outstanding shares of Capital Stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares represented as being owned by the Company are owned by it free and clear of all Liens. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of Capital Stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of any Subsidiary. Other than the Subsidiaries, the Company does not own or hold, directly or indirectly, any Capital Stock or equity security of, or any equity interest in, any corporation, partnership or other business entity.

     SECTION 3.6  LITIGATION.  There is no action, suit, proceeding or
                  ----------
investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor is there any basis for the foregoing. No action, suit, proceeding or investigation questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. There is no material action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

     SECTION 3.7  INVESTMENT COMPANY.  The Company is not and, after giving
                  ------------------
effect to the sale and issuance of the Series A Preferred Stock and the Common Stock Purchase Warrants pursuant to this Agreement, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.8  SEC REPORTS; FINANCIAL STATEMENTS; PRIVATE PLACEMENT
                  ----------------------------------------------------
MEMORANDUM.
-----------

     (a) Since January 1, 1994, the Company has filed all SEC Reports required to be filed by it pursuant to the federal securities laws and the rules and regulations thereunder, all of which have complied with all applicable requirements of the Securities Act and the Exchange Act. None of the SEC Reports filed since January 1, 1994, including in each such case without limitation the Financial Statements (hereinafter defined) or schedules included therein, at the time filed, or if subsequently amended, at the time so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and changes in financial position (including the related notes thereto) of the Company and its Subsidiaries included in the Private Placement Memorandum and the SEC Reports (the "FINANCIAL
                                                                       ---------
STATEMENTS"), present fairly the consolidated financial position of the Company
----------
and its Subsidiaries as of their respective dates, and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), and except that the quarterly financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles and historical pro-forma information in the Private Placement Memorandum and the SEC Reports have not been prepared in accordance with generally accepted accounting principles. Except as set forth in the Balance Sheet, the Company and its Subsidiaries have no liabilities, contingent or otherwise, that would be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, other than liabilities incurred in the ordinary course of business subsequent to June 30, 1997. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The books and records of the Company accurately reflect in all material respects the transactions to which the Company or any of its Subsidiaries is a party or by which any of their properties are subject or bound, and such books and records have been properly maintained.

     (c) The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and there is no fact presently known to the Company which has not been disclosed in the Private Placement Memorandum which would have a Material Adverse Effect or materially adversely affects the ability of the Company and its Subsidiaries to perform, in any material respect, its present or future obligations under this Agreement or any of the other Transaction Documents; provided, however, that the Company makes no
                       --------  -------
representations or warranties as to information contained in or omitted from the Private Placement Memorandum in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

     SECTION 3.9  NO MATERIAL ADVERSE CHANGES, ETC..  Subsequent to the date of
                  ---------------------------------
the Balance Sheet, there has not been any material adverse change in the business, property or assets described or referred to in the Private Placement Memorandum, or the results of operations, condition (financial or otherwise), earnings, or business prospects of the Company and its Subsidiaries taken as a whole, any transaction (including any acquisition of, or agreement to acquire, any of the assets or stock of any other business) which is material to the Company and its Subsidiaries taken as a whole, any obligation, direct or contingent, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, any change in the Capital Stock or outstanding indebtedness of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, or any dividend or distribution of any kind declared, paid or made on the Capital Stock of the Company or its Subsidiaries. The Company and its Subsidiaries have no material contingent obligations which are not disclosed in the Private Placement Memorandum.

     SECTION 3.10 TITLE TO PROPERTIES; ENCUMBRANCES; LEASES. The Company and its
                  -----------------------------------------
Subsidiaries have good and marketable title to all material tangible assets and properties described in the Private Placement Memorandum, free and clear of any Liens. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the assets or properties of the Company of any of its Subsidiaries or any interest therein except for those entered into the ordinary course of business. The Company and its Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Private Placement Memorandum or incorporated by reference therein.

     SECTION 3.11 TAX MATTERS.
                  -----------

     (a) The Company and its Subsidiaries have filed all Tax Returns required to be filed by applicable laws in respect of all periods up through and including the Closing. All Tax Returns were true, complete and correct in all material respects and filed on a timely basis (including any extensions of time within which to file any Tax Return to which the Company and its Subsidiaries are entitled). The Company and its Subsidiaries have paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from the Company and its Subsidiaries for the periods covered by the Tax Returns or otherwise due and payable up through and including the Closing, except for any taxes which are being protested in good faith by the Company and its Subsidiaries in accordance with the procedures specified by the appropriate taxing authority.

     (b) The Company and its Subsidiaries have established on the Company's books and records reserves adequate to pay all Taxes not yet due and payable (which include Taxes in respect of periods ending on or before the Closing which have not been paid).

     (c) There are no Liens outstanding against any of the assets, properties or business of the Company and its Subsidiaries that arose in connection with the failure or alleged failure to pay any Taxes.

     SECTION 3.12 PERMITS AND OTHER OPERATING RIGHTS.  The Company possesses all
                  ----------------------------------
material licenses, clearances, authorizations and Permits from Governmental Bodies or other third Persons necessary or required to conduct its business as now being conducted. Each such license, clearance, authorization and Permit is currently valid and effective in accordance with its terms and there is not any existing default or threatened termination, revocation or limitation of any such license, clearance, authorization or Permit by the Governmental Body or other third Person issuing or authorizing the same.

     SECTION 3.13 LABOR DIFFICULTIES.  The Company and its Subsidiaries are and
                  ------------------
have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and the Company and its Subsidiaries have not been charged with any violation nor, to the Company's knowledge, are under investigation with respect to any claims of unfair labor practices or of violations of the Requirements of Law relating to occupational health, safety and terms and conditions of employment. There is not pending, or to the knowledge of the Company, threatened, any labor dispute, strike or work stoppage or slow down involving the current employees of the Company. No actions, claims, proceedings or investigations relating to employment have been brought, are pending (other than any that have been filed but with respect to which service of process has not been made upon the Company) or, to the Company's knowledge, are threatened, by or before any Governmental Body including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission. The Company believes that its relationships with its employees are good. Neither the Company nor any of the Subsidiaries is, nor have any of them been, a party to, nor are any of them engaged in discussions contemplating, any collective bargaining agreement.

     SECTION 3.14 ENVIRONMENTAL MATTERS.  The Company and its Subsidiaries have
                  ---------------------
not been, and are not, in material violation of any federal, state or local Environmental Laws applicable to it or its business, assets or properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law or any Requirement of Law issued, entered, promulgated or approved thereunder. No notice or action alleging such violation is pending or, to the Company's knowledge, threatened, and no past or present condition or practice of the businesses conducted by the Company would prevent continued compliance with applicable Permits or give rise to any common law or statutory liability or otherwise form the basis of any claim, action or proceeding with respect to the Company or any of its Subsidiaries involving any pollutant or hazardous, toxic or dangerous material or waste. The Company and its Subsidiaries have no material liability, present or past, under CERCLA including, without limitation, as the result of its ownership or operation of any "facility" as defined in CERCLA, or its arrangement for disposal, treatment or transport of "hazardous substances," also as defined in CERCLA or petroleum products or by-products.

     SECTION 3.15 INSURANCE. The Company and its Subsidiaries maintain insurance
                  ---------
of the types and in amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect.

     SECTION 3.16 TRANSACTIONS WITH AFFILIATES.  There is  no outstanding note
                  ----------------------------
payable to, or account receivable from, or advance by the Company to, and the Company is not otherwise a creditor of, or with respect to, any Affiliate or shareholder of the Company, no outstanding note payable from, or account payable from or advance to the Company from, and the Company is not otherwise a debtor of, any Affiliate or shareholder of the Company, and no contract, agreement, obligation or arrangement between the Company and any Affiliate or shareholder of the Company. No Affiliate or shareholder of the Company owns any material asset, tangible or intangible, which is used in the business of the Company. Neither the Company nor any Affiliate has any direct or indirect interest in any competitor, supplier or customer of the Company or in any Person with whom the Company is doing business.

     SECTION 3.17 FINDERS OR BROKERS.  No broker, investment banker, financial
                  ------------------
advisor, finder, intermediary or other Person, other than the Placement Agent (the fees and expenses of which will be paid by the Company pursuant to the Placement Agent Agreement) and Jim Joyce (whose fees and expenses will be paid by the Company), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or by any of the other Transaction Documents.

     SECTION 3.18 SOLICITATION.  Assuming the accuracy of the representations
                  ------------
and warranties of the Purchasers as contained herein and of the Placement Agent as contained in the Placement Agent Agreement, no form of general solicitation or general advertising within the meaning of Rule 502(i) under the Securities Act was used by the Company or any other Person acting on behalf of the Company in connection with the offer and sale of the Units, neither the Company nor any of its Subsidiaries has taken or will take, and neither the Company nor any of its Subsidiaries has authorized or will authorize any Person to take, any action which would require registration of the offer and sale of the Units to the Purchasers pursuant to this Agreement under the Securities Act, and it is not necessary in connection with the offer and sale of the Units to register the Units, the Shares or the Common Warrants under the Securities Act.

     SECTION 3.19 REGISTRATION RIGHTS.  Except as set forth in the Registration
                  -------------------
Rights Agreement, no Person has the right to include any securities in any Shelf Registration described in the Registration Rights Agreement. Upon issuance of the Series A Preferred Stock and the Common Stock Purchase Warrants, each Purchaser will have the registration rights set forth in the Registration Rights Agreement.

     SECTION 3.20 DISCLOSURE.  Neither this Agreement nor any other Transaction
                  ----------
Document, or any schedule or exhibit hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact required to be contained therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no facts known to the Company (which for purposes of this SECTION 3.20 shall include only the executive officers or directors of the Company) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, that have not been set forth in the Private Placement Memorandum.

     SECTION 3.21 ERISA.  Each Plan which the Company or any Subsidiary has
                  -----
established or maintained or to which the Company or any Subsidiary is required to contribute is in compliance in all material respects with all applicable provisions of ERISA and the Code, and the rules and regulations thereunder, except where failure to so comply would not have a Material Adverse Effect. There have been no "prohibited transactions" under ERISA with respect to the Plans which would result in any material liability to the Company or any Subsidiary under ERISA or the Code. Neither the Company nor any Subsidiary has incurred any material "accumulated funding deficiency" within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (or other class of benefit which the PBGC has elected to insure) established or maintained by the Company or any Subsidiary.

     SECTION 3.22 STABILIZATION.  Neither the Company nor any Subsidiary has
                  -------------
taken, and each of the Company and the Subsidiaries will use their respective best efforts to cause each of their respective officers, directors and Affiliates not to take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in, stabilization or manipulation under the Exchange Act of the price of any Capital Stock of the Company.

     SECTION 3.23 INTELLECTUAL PROPERTY.  The rights of the Company and its
                  ---------------------
Subsidiaries in all of their respective Intellectual Property Rights are free and clear of any Liens. No person is using any Intellectual Property Right of the Company or any Subsidiary in any manner that infringes upon the lawful rights of the Company or any Subsidiary; the Company and each Subsidiary has the lawful right to use such Intellectual Property Rights; to the Company's and each Subsidiary's knowledge, no such use infringes upon the rights of any other person; and neither the Company nor any Subsidiary has received any notice of any claim of any other person relating to such Intellectual Property Rights, except that the Company has been advised by a competitor that the Company's use of the names "International Data Products" and "IDP" infringes upon the competitor's Intellectual Property Rights, and the Company has orally agreed to cease the use of such names within the next several months.

     SECTION 3.24 ACCOUNTING CONTROLS.  The Company maintains a system of
                  -------------------
internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management's general or specific authorization; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; access to assets is permitted only in accordance with management's general or specific authorization; and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                 --------------------------------------------

     SECTION 4.1 PRIVATE PLACEMENT.
                 -----------------

     (a) Each Purchaser understands and agrees with the Company that the offer and sale of the Units is intended to be exempt from registration under the Securities Act by virtue of the provisions of section 4(2) of the Securities Act and Rule 506 promulgated by the Commission thereunder and there is no existing public or other market for the Units, the Shares or the Common Warrants, and there can be no assurance that any Purchaser will be able to sell or dispose of such Purchaser's Shares or Common Warrants.

     (b)  Each Purchaser represents and warrants to the Company that:

          (i) the Shares and Common Warrants to be acquired by it pursuant to this Agreement are being acquired for its own account and without a view to the distribution or resale of such Shares and Common Warrants or any interest therein; provided that the provisions of this Section shall not
                       --------
     prejudice any Purchaser's right at all times to sell or otherwise dispose of all or any part of the Shares or Common Warrants so acquired by such Purchaser or shares of Common Stock into which the Shares are convertible or for which the Common Warrants are exercisable pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

          (ii) such Purchaser is an "Accredited Investor" as such term is defined in Regulation D promulgated by the Commission under the Securities Act;

          (iii) such Purchaser is not a broker or dealer (as defined in sections 3(a)(4) and 3(a)(5) of the Exchange Act), member of a national securities exchange, or person associated with a broker or dealer as defined in section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person;

          (iv) the execution, delivery and performance of this Agreement is within such Purchaser's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise);

          (v) such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Common Warrants and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Shares and the Common Warrants;

          (vi) such Purchaser has been furnished with a copy of the Private Placement Memorandum. In evaluating the suitability of an investment in the Shares and the Common Warrants, the Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as set forth in the Private Placement Memorandum, the SEC Reports, this Agreement and the other Transaction Documents;

          (vii) such Purchaser has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Company;

          (viii) such Purchaser confirms that the Company has made available to Purchaser the opportunity to ask questions of, and receive answers from, the Company concerning the Company and the activities of the Company as described in the Private Placement Memorandum;

          (ix) such Purchaser has been advised that this offering has not been registered with, or reviewed by, the Commission as this offering is intended to be a non-public offering pursuant to section 4(2) of the Securities Act or Regulation D promulgated by the Commission thereunder. Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Units. Purchaser represents that Purchaser's Shares and Common Warrants are being purchased for Purchaser's own account, for investment purposes only and not with a view towards distribution or resale to others. Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares or the Common Warrants unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available;

          (x) such Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Units has been made to him;

          (xi) such Purchaser has relied solely upon the advice of his own tax and legal advisors with respect to the tax and other legal aspects of this investment; and

          (xii) such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his net worth; his investment in the Company will not cause such overall commitment to become excessive; and he can afford to bear the loss of his entire investment in the Company.

                                   ARTICLE V
                           DELIVERIES BY THE COMPANY
                           -------------------------

     SECTION 5.1 At the Closing, the Company shall have delivered to each Purchaser the following:

     (a) a copy of the Certificate of Designation certified by the Secretary of State of the State of Delaware;

     (b) the Subscription Agreement, duly executed and delivered by the Company;

     (c) an opinion of Pillsbury Madison & Sutro LLP, counsel to the Company, in form and substance satisfactory to counsel for the Purchasers;

     (d) a certificate representing the Shares which form a part of the Units purchased by such Purchaser; and

     (e) a Common Stock Purchase Warrant which form a part of the Units purchased by such Purchaser.

                                  ARTICLE VI
                         DELIVERIES BY THE PURCHASERS
                         ----------------------------

     SECTION 6.1 At the Closing, each Purchaser shall have delivered to the Company the following:

     (a)  an Investor Questionnaire, duly executed by such Purchaser;

     (b) a Subscription Agreement, duly executed and delivered by such Purchaser; and

     (c)  the Purchase Price for the Units as provided in SECTION 2.2 hereof.


                                  ARTICLE VII
                                   COVENANTS
                                   ---------

     SECTION 7.1 FURNISHING OF INFORMATION.  So long as any Shares or Common
                 -------------------------
Warrants remain issued and outstanding, and upon the request of any holder of Shares or Common Warrants, the Company will furnish to such holder any documents filed by the Company pursuant to section 13, 14 or 15(d) of the Exchange Act, and any annual, quarterly or other reports furnished to the Company's public security holders and such additional information regarding the financial position or business of the Company as such holder may reasonably request; provided that if the Company is not subject to the requirements of section 13,
--------
14 or 15(d) of the Exchange Act, the Company will promptly furnish to each such holder:

     (a) as soon as available and in any event within one hundred twenty (120) days after the end of the Company's fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statements of operations, shareholders' equity and cash flows, in each case in reasonable detail setting forth comparative figures for the preceding fiscal year, accompanied by an opinion of an independent public accounting firm of nationally recognized standing selected by the Company, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards, and all such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein except as stated therein;

     (b) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited condensed consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, in each case in reasonable detail and stating in comparative form the figures as of the end of and for the comparable periods of the preceding fiscal year, and all such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Company's chief financial officer to such effect; and

     (c) each financial statement delivered pursuant to this SECTION 7.1 shall be accompanied by a brief informal narrative description of material business and financial trends and developments and significant transactions that have occurred in the appropriate period or periods covered thereby similar to the Management's Discussion and Analysis required by Item 303 of Regulation S-K under the Exchange Act.

     SECTION 7.2 USE OF PROCEEDS. The proceeds from the issuance and sale of the
                 ---------------
Units by the Company pursuant to this Agreement will be used as contemplated in the Private Placement Memorandum under the caption "Use of Proceeds."

     SECTION 7.3 LEGENDS; OPINIONS REQUIREMENT. Each Purchaser hereby agrees
                 -----------------------------
with the Company as follows:

     The certificates evidencing the Series A Preferred Stock and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by any other Transaction Document:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH
     REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT

     THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

     The Common Stock Purchase Warrants will bear the following legend and any applicable legend required by any other Transaction Document:

     "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     If such Purchaser desires to sell or otherwise dispose of all or any part of the Series A Preferred Stock or any Common Stock Purchase Warrant, or any shares of Common Stock issuable upon conversion and/or exercise thereof, owned by it under an exemption from registration under the Securities Act, and if requested by the Company, such Purchaser shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

     SECTION 7.4 REGISTER OF SECURITIES. The Company or its duly appointed agent
                 ----------------------
shall maintain separate registers for the Series A Preferred Stock and for the Common Stock Purchase Warrants, in which it shall register the issue and sale of all such securities. All transfers of such securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual holder of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. Subject to SECTION 7.3 hereof, the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

     SECTION 7.5 REMOVAL OF LEGEND. Any legend endorsed on a certificate
                 -----------------
pursuant to SECTION 7.3 hereof, and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, or such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     SECTION 7.6 RULE 144. The Company agrees to timely file the reports
                 --------
required to be filed by it under the Securities Act and the Exchange Act, to the extent required from time to time to enable each Purchaser to sell shares of Series A Preferred Stock and the shares of Common Stock into which the Series A Preferred Stock may be converted and the Common Stock Purchase Warrants and the shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants, without registration under the Securities Act within the limitation of the exemptions provided in Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.

     SECTION 7.7 NASDAQ.  The Company agrees to use its reasonable efforts to
                 ------
maintain the listing of its Common Stock on The Nasdaq Stock Market's National Market.

     SECTION 7.8 RIGHT TO NOMINATE A MEMBER OF THE BOARD OF DIRECTORS.  Promptly
                 ----------------------------------------------------
after the Closing, the Company agrees that the holders of a majority of the Series A Preferred Stock may designate one (1) person for appointment to the Company's Board of Directors. If there is no vacancy on the Board of Directors, the Company shall increase the size of the Board of Directors to enable such person to become a director. Thereafter, so long as any shares of Series A Preferred Stock are outstanding, at each election of the Company's directors a majority of the holders of the Company's Series A Preferred Stock shall have the right to nominate one (1) person for election to the Board of Directors. All directors shall be elected by all of the holders of the Common Stock and the Series A Preferred Stock, voting as a single class.


                                    ARTICLE
                                 MISCELLANEOUS
                                 -------------

     SECTION 8.1 NOTICES.  All notices, advises and communications to be given
                 -------
or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by air courier or sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the other parties listed below:

     If to the Company:

          Western Micro Technology, Inc.
          254 East Hacienda Avenue
          Campbell, California  95008
          Attn:  Chief Executive Officer
     with a copy to:

          Pillsbury Madison & Sutro LLP
          2700 Sand Hill Road
          Menlo Park, California  94025-7020
          Attn:  Jorge del Calvo, Esq.

     If to any Purchaser:

          At the address set forth on the Purchaser's
          Subscription Agreement.

     with a copy to:

          Fahnestock & Co. Inc.
          110 Wall Street
          New York, New York  10005
          Attn:  Henry Williams

          and

          Kohrman Jackson & Krantz P.L.L.
          20th Floor
          One Cleveland Center
          Cleveland, Ohio  44114
          Attn:  Marc C. Krantz, Esq.

All such notices, advises and communications shall be deemed to have been received, in the case of personal delivery, on the date of such delivery, in the case of delivery by air courier, on the business day following the day of dispatch and in the case of mailing, on the third business day following such mailing.

     SECTION 8.2 AMENDMENT; WAIVER.  Neither this Agreement nor any provision
                 -----------------
hereof may be amended, modified, supplemented or waived, except by a written instrument executed by the Company and the Purchasers holding a majority in interest of the Series A Preferred Stock and Common Stock Purchase Warrants issued and sold pursuant to this Agreement and the shares of Common Stock issuable upon conversion or exercise thereof.

     SECTION 8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations
                 ------------------------------------------
and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Series A Preferred Stock and the Common Stock Purchase Warrants and payment therefor until the end of the applicable statute of limitations period.

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

     SECTION 8.4 SEVERABILITY.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     SECTION 8.5 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein,
                 ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided, that the provisions
                                              --------
hereof shall not inure to the benefit of any successor or assign of any Purchaser except in connection with transfers made by a Purchaser to a trustee or a family member, in each case solely for or in connection with estate planning purposes. No party hereto may delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

     SECTION 8.6 ENTIRE AGREEMENT.  This Agreement and the other documents
                 ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     SECTION 8.7 CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN BY AND AMONG RESIDENTS OF SUCH STATE.

     SECTION 8.8 COUNTERPARTS.  This Agreement may be executed in any number of
                 ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     SECTION 8.9 ARBITRATION.  Any dispute arising out of any matter involving
                 -----------
this Agreement shall be submitted to binding and non-appealable arbitration before the JAMS/Endispute ("JAMS") and pursuant to the JAMS rules then in
                            ----
effect. If the parties to the arbitration are unable to agree on an arbitrator, an arbitrator will be selected pursuant to the JAMS rules then in effect. Any such arbitration shall be held in New York, New York. The arbitrator so selected must enforce the terms of this Agreement and must rule in accordance with the choice of law specified in SECTION 8.7 of this Agreement. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. The prevailing party in any

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

such arbitration will be entitled to an award of its reasonable attorneys' fees and expenses in connection with such arbitration and enforcement of any award or relief granted therein.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written above.

                                   COMPANY
                                   -------

                                   WESTERN MICRO TECHNOLOGY, INC.



                                   By
                                      __________________________
                                             James W. Dorst
                                         Chief Financial Officer

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